THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN BALANCED WEALTH STRATEGY

	 FORMER POLICIES		        CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:
The Strategy seeks to achieve		The Strategy seeks to achieve
the highest total return		the highest total return
consistent with the Advisers		consistent with the Advisers
determination of 			determination reasonable risk.
reasonable risk.

Fundamental Investment
Policies:
The Strategy may not makeloans		The Strategy may not make loans
except through (a) the purchase		except through (i) the purchase
of debt obligations in			of debt obligations in
accordance with its investment		accordance with its investment
objective and policies; (b) the		objectives and policies; (ii)
lending of portfolio securities;	the lending of portfolio
or (c) the use of repurchase		securities; (iii) the use of
agreements.				repurchase agreements; or (iv)
					the making of loans to
					affiliated funds as permitted
					under the 1940 Act, the rules
					and regulations thereunder
					(as such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under, the
					1940 Act.

The Strategy may not borrow		The Strategy may not issue any
money or issue senior			senior security (as that term
securities except to the		is defined in the 1940 Act) or
extent permitted by the			borrow money, except to the
1940 Act.				extent permitted by the 1940
					Act or the rules and
					regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					interpretations of, or exemptive
					guidance regarding, or orders
					under, the 1940 Act orthe rules
					or regulations thereunder
					published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a senior
					security.

The Strategy may not			Prohibition eliminated.
pledge, hypothecate,
mortgage or otherwise
encumber its assets,
except to secure
permitted borrowings.

The Strategy may not			Prohibition eliminated.
invest in companies for
the purpose of
exercising control.

The Strategy may not purchase		The Strategy may not purchase or
or sell real estate, except		sell real estate except that it
that it may purchase and sell		may dispose of real estate
securities of companies which		acquired as a result of the
deal in real estate or			ownership of securities
interests therein and			or other instruments.
securities that are secured		This restriction does
by real estate, provided		not prohibit the Strategy
such securities are			from investing in securities
securities of the type			or other instruments
in which the Strategy may		backed by real estate or
invest.					in securities of companies
					engaged in the real estate
         				business.

The Strategy may not purchase		The Strategy may not purchase
or sell commodities or			or sell commodities regulated
commodity contracts, including		by the Commodity Futures
futures contracts (except		Trading Commission under the
foreign currencies, futures		Commodity Exchange Act or
on securities, currencies		commodities contracts except
and securities indices and		for futures contracts and
forward contracts or contracts		options on futures contracts.
for the future acquisition or
delivery of securities and
foreign currencies and other
similar contracts and options
on the foregoing).

Related non-fundamental policies:	Related non-fundamental policies:

If the Strategy enters into		Restriction eliminated.
futures contracts, options on
futures contracts and options on
foreign currencies traded on a
CFTC-regulated exchange that are
not for bona fide hedging purposes,
the aggregate initial margin and
premiums required to establish
these positions (excluding the
amount by which options are
in-the-money at the time of
purchase) will not exceed 5% of
the market value of the
Strategys total assets.   		Restriction eliminated.

The Strategy will not enter into
a futures contract if,
immediately thereafter, the
value of the securities and
other obligations underlying
the futures contracts would
exceed 50% of the Strategys
total assets.

The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities of
any one issuer (other than
U.S. Government securities,
repurchase agreements relating
thereto, and securities of
other investment companies),
although up to 25% of the
Strategys total assets may be
invested without regard to this
restriction.

The Strategy may not invest		The Strategy may not concentrate
more than 25% or more of its		investments in an industry,
total assets in the securities		as concentration may be
of any one industry.	  		defined under the 1940 Act or
					the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

Non-fundamental Investment
Policies:

The Strategy may invest up		The Strategy will limit its
to 15% of its net assets in		investment in illiquid
illiquid securities.	  		securities to no more than 15%
					of net assets or such other
					amount permitted by guidance
					regarding the 1940 Act.

The Strategy may, with the		The Strategy may invest in
approval of the Strategys		the securities of other
Trustees and upon obtaining		investment companies,
such exemptive relief from		including exchange-traded
the SEC as may be necessary,		funds, to the extent permitted
invest in shares of one or		under the 1940 Act or the
more other investment			rules and regulations
companies advised by			athereunder (as such
Alliance.	    			statute, rules or regulations
					 may be amended from time
					to time) or by guidance
					regarding, interpretations of,
					or exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

					The Strategy may not purchase
					securities on margin, except
					(i) as otherwise provided under
					rules adopted by the SEC under
					the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and
					(ii) that the Strategy may
					obtain such short-term credits
					as are necessary for the
					clearance of portfolio
					transactions, and the
					Strategy may make margin
					payments in connection with
					futures contracts, options,
					forward contracts, swaps, caps,
					floors, collars and other
					financial instruments.


SK 00250 0073 659783